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                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


   Date of Report:  May 24, 1996               Commission File No. 0-13244
                    ------------                                   -------
  (Date of earliest event reported)


                           ZYCAD CORPORATION
                           -----------------
           (Exact name of registrant as specified in its Charter)


             DELAWARE                                   41-1404495
             --------                                   ----------
   (State of other jurisdiction of                    (IRS Employer
    incorporation or organization)                  Identification No.)


  47100 Bayside Parkway, Fremont, California            94538-9942
  ------------------------------------------            ----------
   (Address of principal executive offices)             (Zip Code)


                           (510) 623-4400
                           --------------
           (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS


On May 24, 1996, Zycad Corporation (the "Company") completed a $10 million private placement financing led by the Palladin Group, LP, a New York-based money management firm. Under the terms of the financing agreement, Zycad issued 6% Convertible Subordinated Debentures with a three (3) year term, which can be converted into Zycad common stock to be registered under Regulation D of the Securities Act of 1933. Conversion rights may be exercised at various discounts up to 20% from the market price at date of conversion. Any Debentures outstanding on the maturity date are automatically converted into common stock at the then applicable conversion discount. In addition, Palladin received warrants to purchase up to 100,000 additional Zycad common shares at $10.00 per share, subject to certain conditions.


ITEM 7.  EXHIBITS

     (c)  Exhibits

          2.1 6% Convertible Subordinated Debenture due May 24, 1999 issued to Halifax Fund, L.P.

          2.2 6% Convertible Subordinated Debenture due May 24, 1999 issued to Capital Ventures International.



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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   May 30, 1996

                                       ZYCAD CORPORATION


                                       /s/  PETER J. CASSIDY
                                       ---------------------------------------
                                       Peter J. Cassidy
                                       Executive Vice President and
                                       Chief Financial Officer